SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 17, 2010

BLUEGREEN CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

0-19292	03-0300793
(Commission File Number)	(IRS Employer Identification No,)

4960 Conference Way North, Suite 100, Boca Raton, Florida 33431

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 912-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)      On November 17, 2010, the Board of Directors (the “Board”) of Bluegreen Corporation (the “Company”) approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”) to provide that each director hereafter elected or appointed to the Board will serve for a term expiring at the Company’s next annual meeting of stockholders. The amendment did not impact the terms of the Company’s incumbent directors, who, pursuant to the previous terms of the Bylaws, were divided into three classes, with each such class serving for a term of three years. As a result of the amendment, following the Company’s annual meeting of stockholders to be held in 2012, the Board will no longer be divided into multiple classes serving staggered terms.

       The foregoing description of the amendment is qualified in its entirety by reference to the full text of the amendment, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 3.2	Second Amendment to the Amended and Restated Bylaws of Bluegreen Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 18, 2010

By:	/S/ ANTHONY M. PULEO
Anthony M. Puleo
Senior Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

3.2	Second Amendment to the Amended and Restated Bylaws of Bluegreen Corporation